UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIERRA ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Sierra Oncology, Inc and any adjournment, postponement or other delay thereof (the “Annual Meeting”). The 2021 Annual Meeting will be a virtual meeting of stockholders, which means you will be able to participate in the Annual Meeting and, vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SRRA2021 on Tuesday, June 8, 2021 at 10:00 a.m. (Pacific Time).

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 23, 2021, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our Annual Meeting and our 2020 annual report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote, and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Stephen G. Dilly
President and Chief Executive Officer

SIERRA ONCOLOGY, INC.

1820 Gateway Drive, Suite 110

San Mateo, CA 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Sierra Oncology, Inc. will be held via live webcast by visiting www.virtualshareholdermeeting.com/SRRA2021 on Tuesday, June 8, 2021 at 10:00 a.m. (Pacific Time).

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect three Class III directors named in the proxy statement to hold office until our 2024 Annual Meeting of Stockholders or until their respective successors have been elected and qualified or until their earlier resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.	To approve, on an advisory basis, the compensation of our named executive officers.

4.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. These items of business to be transacted at the Annual Meeting are more fully described in the Proxy Statement.

Only stockholders of record at the close of business on April 14, 2021 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SRRA2021, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available by written request for examination by any stockholder for any purpose relating to the meeting. Requests should be sent to: Sierra Oncology, Inc., Attention: Corporate Secretary, 1820 Gateway Drive, Suite 110, San Mateo, CA 94404. The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/SRRA2021.

Your vote as a Sierra Oncology, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Vice President, Investor Relations at (415) 732-9828 or investors@sierraoncology.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at www.astfinancial.com or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Stephen G. Dilly President and Chief Executive Officer

San Mateo, California

April 23, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 8, 2021: the Proxy Statement and our 2020 Annual Report on Form 10-K are available at http://investor.sierraoncology.com/financialreporting.

SIERRA ONCOLOGY, INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

i

SIERRA ONCOLOGY, INC.

1820 Gateway Drive, Suite 110

San Mateo, CA 94404

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

June 8, 2021

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Sierra Oncology, Inc. (Sierra Oncology or the Company) for use at Sierra Oncology’s 2021 Annual Meeting of Stockholders (Annual Meeting) to be held via live webcast at www.virtualshareholdermeeting.com/SRRA2021 on Tuesday, June 8, 2021 at 10 a.m. (Pacific Time), and any adjournment or postponement thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 23, 2021, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote, and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Attending the Meeting

You will be able to attend the Annual Meeting virtually and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/SRRA2021. To participate in the Annual Meeting, you will need the control number from your proxy card. The Annual Meeting webcast will begin promptly at 10 a.m. (Pacific Time). Online check-in will begin at 9:45 a.m. (Pacific Time) and you should allow ample time for the check-in procedures.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 14, 2021, the record date, will be entitled to vote at the meeting. At the close of business on April 14, 2021, 12,349,961 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 14, 2021, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 14, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 14, 2021, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

The following are the number of votes needed for approval of each proposal:

•

Proposal #1: Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors.

•

Proposal #2 and Proposal #3: Approval of the ratification of the appointment of our independent registered public accounting firm and the advisory vote on the compensation of our named executive officers will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

•

Proposal #4: The proposed frequency of future advisory votes on the compensation of the Company’s named executive officers will be determined by a plurality of the votes cast at the meeting. This means that the option that receives the most votes will be recommended by the stockholders to the Board of Directors. You may vote for whether such frequency should be “EVERY ONE (1) YEAR”, “EVERY TWO (2) YEARS” or “EVERY THREE (3) YEARS”, or “ABSTAIN” from voting. Abstentions are not counted as votes cast and thus will have no effect on this proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, the ratification of the appointment of Deloitte & Touche LLP, the advisory resolution on the compensation of our named executive officers, or the proposed frequency of future advisory votes on the compensation of our named executive officers. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors, the ratification of the appointment of Deloitte & Touche LLP, the advisory resolution on the compensation of our named executive officers, or the proposed frequency of advisory votes on the compensation of our named executive officers, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote:

•	FOR the election of each of the Class III directors named in this proxy statement (Proposal 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2);

•	FOR the advisory resolution on the compensation of our named executive officers (Proposal 3); and

•	EVERY ONE (1) YEAR for the proposed recommendation on the frequency of the advisory votes on the compensation of our named executive officers (Proposal 4).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/SRRA2021. You will need the control number included on your proxy card;

•	vote via internet or telephone – in order to do so, please follow the instructions shown on your proxy card; or

•

vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 7, 2021. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online at the meeting should you decide to attend. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our Annual Meetings of Stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the Company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at http://investor.sierraoncology.com/corporate-governance.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Dr. Stephen G. Dilly and Mr. Robert Pelzer, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

The Board oversees the Company’s risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board of Directors’ approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks and mitigation strategies implemented by management and determines the appropriate level of risk for the Company.

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

While our Board of Directors oversees risk management, the Company’s management is charged with managing risk on a day-to-day basis. The Company believes it has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with our Board of Directors. These processes include regular management disclosure committee meetings, a Code of Conduct and Ethics and a robust compliance program.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed Company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed Company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that Company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Mr. Robert Pelzer, Dr. Gaurav Aggarwal, Dr. Andrew Allen, Dr. Mona Ashiya, Mr. Craig Collard, Mr. Jeffrey H. Cooper, Dr. Josh Richardson and Dr. Andrew Sinclair, representing eight of our nine incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at http://investor.sierraoncology.com/corporate-governance.

Audit Committee

Our Audit Committee is composed of Mr. Cooper, Dr. Aggarwal and Mr. Pelzer. Mr. Cooper is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Cooper and Mr. Pelzer are an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the Audit Committee report to be included in our annual proxy statement.

Compensation Committee

Our Compensation Committee is composed of Mr. Pelzer, Dr. Aggarwal and Dr. Richardson. Mr. Pelzer is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•

evaluating, and reviewing executive officer and director compensation arrangements, plans, policies and programs and recommending or, with respect to executive officer compensation, approving such arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans; and

•	making recommendations to our Board of Directors regarding any other board of director responsibilities relating to executive compensation.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt Company (Radford), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the fiscal year ended December 31, 2020. Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current director, CEO and other executive officer compensation policies and practices and equity profile, relative to market practices;

•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	review market practices regarding equity programs.

Representatives of Radford met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2020, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended December 31, 2020 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Dr. Sinclair, Dr. Allen, Dr. Ashiya, and Mr. Collard. Dr. Sinclair is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, evaluating and recommending candidates for membership on our Board of Directors;

•	overseeing the evaluation of the performance of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.

Code of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at http://investor.sierraoncology.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During 2020, Mr. Pelzer, Dr. Aggarwal and Dr. Richardson served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2020.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2020, the Board of Directors held seven meetings, the Audit Committee held four meetings, the Compensation Committee held eight meetings, and Corporate Governance Committee held five meetings, including telephonic meetings. During 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our Annual Meetings of Stockholders. We do not have a formal policy regarding attendance of Annual Meetings by the members of our Board of Directors. Six of our directors attended our 2020 Annual Meeting of Stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, Sierra Oncology, Inc., 1820 Gateway Drive, Suite 110, San Mateo, CA 94404.

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each Annual Meeting of Stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Sierra Oncology, Inc., 1820 Gateway Drive, Suite 110, San Mateo, CA 94404. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year prior to the date of submission. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an Annual Meeting of Stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the anniversary of the preceding year’s Annual Meeting, except that if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed Annual Meeting and not later than the close of business on the later of (1) the 75th day prior to such Annual Meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Hedging Prohibitions

Under our Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from hedging their interest in our shares by selling short or trading or purchasing “put” or “call” options on our securities or engaging in similar transactions.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the Annual Meetings of Stockholders to be held in 2022 and 2023, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Dilly, Mr. Pelzer and Dr. Richardson, each an incumbent Class III director, for election as Class III directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class III nominees be elected as a Class III director for a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR” the election of each of the Class III nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of March 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Stephen G. Dilly, M.B.B.S., Ph.D.	61	Class III Director, President and Chief Executive Officer
Robert Pelzer (1) (2)	67	Class III Director and Chairman of the Board
Josh Richardson, M.D. (2)	39	Class III Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee

Stephen G. Dilly, M.B.B.S., Ph.D., has served as our President and Chief Executive Officer and as a member of our Board of Directors since June 2020. Previously, Dr. Dilly served as Chief Executive Officer of Aimmune Therapeutics, Inc., a biopharmaceutical company, from April 2014 to June 2018 and as a member of Aimmune’s board of directors from April 2013 to June 2018. Dr. Dilly was Chief Executive Officer of PhotoThera, Inc., a medical device company, from January 2012 to December 2012. Dr Dilly currently serves on the board of directors of Codexis Inc and is chairman of the Science and Technology Committee and a member of the Nominating and Governance committee. From 2010 to 2020, Dr. Dilly served as an independent director of Sangamo Biosciences, Inc., where he also served as chair of the clinical review committee. From 2006 to 2011, Dr. Dilly served as President and Chief Executive Officer and a member of the board of directors of APT Pharmaceuticals, Inc. From 2007 to 2009, he was a member of the board of directors of Avigen, Inc., which merged with MediciNova, Inc. in December 2009. From 2003 to 2006, he served as Chief Medical Officer and Senior Vice President of Development of Chiron BioPharma, which was later acquired by Novartis International AG. From 1998 to 2003, Dr. Dilly held various management positions at Genentech, Inc., including Vice President of Development Sciences from 2002 to 2003 and Vice President of Medical Affairs from 1998 to 2001. From 1988 to 1998, Dr. Dilly held various management positions in drug development with SmithKline

Beecham, PLC, a healthcare company in the U.K.. Dr. Dilly received an M.B.B.S. from the University of London in the U.K. and a Ph.D. in cardiac physiology from University of London. Our Board of Directors believes that Dr. Dilly should serve as a director based upon his expertise in the biopharmaceutical industry and the insight and strategy he can provide as our Chief Executive Officer.

Robert Pelzer has served as Chairman of our Board of Directors since November 2019 and a member of our Board of Directors since May 2015. From September 2008 to March 2013, Mr. Pelzer served as the President of Novartis Corporation, a pharmaceutical company. From 2002 to 2008, Mr. Pelzer served as General Counsel at Novartis Pharma AG. Prior to 2002, Mr. Pelzer held various positions, including serving as General Counsel and Senior Vice President at DuPont Pharmaceuticals from 1998 to 2001. Mr. Pelzer currently serves on the Board of Directors of Qu Biologics Inc. and previously served on the Board of Directors of Aquinox Pharmaceuticals Inc. and Idenix Pharmaceuticals, Inc. Mr. Pelzer received a BComm and an LL.B. from the University of Alberta. Our Board of Directors believes that Mr. Pelzer should serve as a director based upon his extensive experience in the healthcare industry.

Josh Richardson M.D. has served on our Board of Directors since November 2019. Dr. Richardson has served as Managing Director of Longitude Capital since February 2016 where he focuses on investments in biotechnology companies. From September 2014 to February 2016, Dr. Richardson served as a Public Equities Analyst at HealthCor Management where he managed small and mid-cap biotechnology investments. Previously, Dr. Richardson was a management consultant with McKinsey & Company. Dr. Richardson received a B.S. in Biomedical Science from the University of South Florida, and his M.D. from the University of Virginia. Our Board of Directors believes that Dr. Richardson should serve as a director based upon his medical background and his experience in the venture capital industry.

Continuing Directors

The directors who are serving for terms that end following the 2021 Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Gaurav Aggarwal, M.D. (1) (2)	48	Class I Director
Andrew Allen, M.D., Ph.D. (3)	54	Class II Director
Mona Ashiya, Ph.D. (3)	52	Class II Director
Craig Collard (3)	55	Class I Director
Jeffrey H. Cooper (1)	65	Class I Director
Andrew Sinclair, Ph.D. (3)	49	Class II Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee

Gaurav Aggarwal M.D. has served as a member of our Board of Directors since November 2019. Dr. Aggarwal has served as a Managing Director of Vivo Capital LLC, a healthcare focused investment firm, since October 2016 where he focuses on investments in life sciences companies. Dr. Aggarwal previously served as the Chief Business Officer of Ocera Therapeutics, Inc. from April 2014 through October 2016. From January 2013 through December 2013, Dr. Aggarwal served as Managing Director of Investor Growth Capital. From August 2006 through December 2012, Dr. Aggarwal served as a Principal and Partner at Panorama Capital, L.P., a venture capital fund. From March 2004 until August 2006, Dr. Aggarwal was an associate with JPMorgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Prior to joining JP Morgan Partners, LLC, Dr. Aggarwal focused on venture capital investments in biopharmaceutical and medical device companies at KBL Healthcare Ventures and Wasserstein Perrella & Co. Dr. Aggarwal previously served on the boards of directors of Hyperion Therapeutics, Inc. (acquired by Horizon Pharma) and Microlin Bio, Inc. Dr. Aggarwal received a M.D. from

Columbia University, College of Physicians & Surgeons, and his B.S. in Agricultural Economics from Cornell University. Our Board of Directors believes that Dr. Aggarwal should serve as a director based upon his experience in the biopharmaceutical and venture capital industries.

Andrew Allen, M.D., Ph.D. has served as a member of our Board of Directors since October 2017. Dr. Allen has served as the Chief Executive Officer and President of Gritstone Oncology, Inc., an immunotherapy company that he co-founded, since August 2015. From April 2009 to August 2015, Dr. Allen served as the Executive Vice President of Clinical and Pre-Clinical Development and Chief Medical Officer of Clovis Oncology, Inc., a biopharmaceutical company that he co-founded. Prior to cofounding Clovis, he served in the same role at Pharmion Corporation, a pharmaceutical company, beginning in 2006. From 2004 to 2006, Dr. Allen served as Vice President of BioPharma Development and Head of the Oncology Therapeutic Unit for Chiron Corporation, a biotechnology company. Prior to that, Dr. Allen served as global project head in Abbott Laboratories’ oncology franchise, and he progressed through positions of increasing responsibility at the management consulting firm McKinsey & Company, with a focus on oncology strategy. Dr. Allen currently serves on the Board of Directors of Gritstone Oncology, Inc., Revitope Oncology, Inc., TCR2 Therapeutics, Inc., and Epizyme, Inc., and previously served on the Board of Directors of Nodality, Inc., and Cell Design Labs, Inc. until its acquisition by Gilead Sciences, Inc. in 2017. Dr. Allen qualified in medicine at Oxford University and earned his Ph.D. from the Imperial College of Science, Technology and Medicine in London. Dr. Allen also obtained postgraduate internal medicine qualification as a Member of Royal College of Physicians. Our Board of Directors believes that Dr. Allen should serve as a director based upon his extensive executive, development and scientific experience in the biopharmaceutical industry.

Mona Ashiya Ph.D. has served as a member of our Board of Directors since November 2019. Dr. Ashiya is a Partner at OrbiMed Advisors, LLC, a healthcare focused investment firm where she has been involved with a number of investments in public and private biotech companies since October 2010. Dr. Ashiya received a B.A. from the University of California, Berkeley and her Ph.D. in Cellular, Molecular and Developmental Biology from the University of Pittsburgh. Our Board of Directors believes that Dr. Ashiya should serve as a director based upon her experience in the venture capital industry and her experience as in investor in biotechnology companies.

Craig Collard has served as a member of our Board of Directors since May 2020. Mr. Collard is currently the CEO of Veloxis Pharmaceuticals, Inc., a transplant focused pharmaceutical company, now a subsidiary of Asahi Kasei Corporation after its acquisition of Veloxis Pharmaceuticals, Inc. for $1.3 billion in 2020. Prior to this, he served as the CEO and Chairman of Cornerstone Therapeutics, Inc., a pharmaceutical company he founded in 2004, until February 2014 when the company was purchased by Chiesi Pharmaceuticals, Inc. Before founding Cornerstone, Mr. Collard served as President and CEO of Carolina Pharmaceuticals, Inc., a pharmaceutical company he founded in May 2003. From 1998 to 2003, Mr. Collard served in various commercial roles at Verum Pharmaceuticals, Inc., and DJ Pharma, Inc. Mr. Collard is a member of the Board of Directors of Veloxis Pharmaceuticals, Inc., Opiant Pharmaceutics, Inc. and TerrAscend Corporation. Mr. Collard received a B.S. in Engineering from the Southern College of Technology (now Southern Polytechnic State University) in Marietta, Georgia. Our Board of Directors believes that Mr. Collard should serve as a director based upon his extensive executive, development, and commercial experience in the biopharmaceutical industry.

Jeffrey H. Cooper has served as a member of our Board of Directors since March 2016. Mr. Cooper has served as an independent consultant for life sciences companies since January 2014. Previously, Mr. Cooper served at KaloBios Pharmaceuticals, Inc., a biotechnology company, as a senior advisor from November 2013 until December 2013 and as the Chief Financial Officer from July 2012 until October 2013. Prior to joining KaloBios, Mr. Cooper served in positions of increasing responsibility at BioMarin Pharmaceutical Inc., a pharmaceutical company, beginning as Vice President, Controller, to his most recent position as Senior Vice President and Chief Financial Officer from 2007 to May 2012. Mr. Cooper has also served as Vice President of Finance at Matrix Pharmaceutical, Inc. and held numerous finance-related positions within the health care and pharmaceutical industries, including Corporate Controller at Foundation Health Systems Inc. and Director of Business Analysis

at Syntex Corporation. Mr. Cooper also previously served on the Board of Directors of Tobira Therapeutics, Inc. until it was acquired by Allergan plc in November 2016. Mr. Cooper received a B.A. from the University of California, Los Angeles and an M.B.A. from Santa Clara University. He is a Certified Public Accountant (inactive status) in the state of California. Our Board of Directors believes that Mr. Cooper should serve as a director based upon his experience as a senior executive in the life sciences industry, as well as his experience and skills relating to financial statement and accounting matters.

Andrew Sinclair, Ph.D. has served as a member of our Board of Directors since November 2019. Since November 2008, Dr. Sinclair has served in various positions at Abingworth LLP, a life sciences investment group, where he currently serves as a Partner and Portfolio Manager. Dr. Sinclair currently serves on the Boards of Directors of Soleno Therapeutics, Inc. and Verona Pharma plc. Dr. Sinclair is a member of the Institute of Chartered Accountants in England and Wales. Dr. Sinclair received a BSc in Microbiology from King’s College London and his Ph.D. in Chemistry and Genetic Engineering at the BBSRC Institute of Plant Science, Norwich. Our Board of Directors believes that Dr. Sinclair should serve as a director based upon his experience in the biopharmaceutical and venture capital industries.

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

In May 2017, our Board of Directors approved non-employee director compensation providing for an annual retainer of $40,000 to each non-employee director. Additionally, the Chairman of our Board of Directors receives an additional annual payment of $30,000; the Chairmen of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $19,500, $15,000 and $10,000, respectively; and the members of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $8,000, $6,000 and $5,000, respectively.

During 2020, each of our non-employee directors that had served as a director for at least six months also received an annual stock option, granted immediately following the Annual Meeting of Stockholders, to purchase shares of common stock, which vests in 12 equal monthly installments, subject to the director’s continued service. Mr. Allen, Mr. Cooper and Mr. Pelzer were granted options to purchase 12,030, 18,061 and 16,686 shares, respectively. Dr. Aggarwal, Dr. Ashiya, Dr. Richardson and Dr. Sinclair were each granted options to purchase 6,874 shares of common stock. Additionally, during 2020, Mr. Collard, as a new non-employee directors received upon election a stock option to purchase 10,000 shares of common stock, which will vest in 12 equal monthly installments, subject to the director’s continued service.

Non-employee directors are also reimbursed reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

In January 2020, the stockholders of the Company approved an amendment to the 2015 Equity Incentive Plan, whereby a non-employee director may not receive awards under the 2015 Equity Incentive Plan that, when combined with cash compensation received for service as a non-employee director, would exceed $800,000 in value in any calendar year. Prior to such amendment, our 2015 Equity Incentive Plan had limited the aggregate number of shares of common stock subject to awards that could be granted to a non-employee director in any calendar year to an aggregate of 10,000 shares.

Under our 2015 Equity Incentive Plan, in the event of a corporate transaction (as defined in the plan), the vesting of all awards held by non-employee directors will accelerate immediately prior to the transaction, and such awards will become exercisable, if applicable, prior to the transaction at the time and subject to the conditions determined by our compensation committee or other body administering the plan.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2020. Dr. Dilly, our President and Chief Executive Officer, received no compensation for his service as a director during 2020.

Name(1)	Fees Earned or Paid in Cash	Option Awards(2)	Total
Robert Pelzer	$93,000	$162,839	$255,839
Gaurav Aggarwal	54,000	67,084	121,084
Andrew Allen	45,000	117,401	162,401
Mona Ashiya (3)	45,000	67,084	112,084
Craig Collard	23,956	96,862	120,818
Jeffrey H. Cooper	59,500	176,258	235,758
Josh Richardson (3)	46,000	67,084	113,084
Andrew Sinclair (3)	—	67,084	67,084

(1)

As of December 31, 2020, Mr. Cooper held outstanding options to purchase 22,002 shares of common stock; Mr. Pelzer held outstanding options to purchase 20,327 shares of common stock; Dr. Allen held outstanding options to purchase 14,655 shares of common stock; Mr. Collard held outstanding options to purchase 10,000 shares of common stock; and Dr. Aggarwal, Dr. Ashiya, Dr. Richardson and Dr. Sinclair each held outstanding options to purchase 8,374 shares of common stock.

(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2020 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options.

(3)

Dr. Ashiya is a partner at OrbiMed Advisors, LLC, Dr. Richardson is a Managing Director of Longitude Capital, and Dr. Sinclair is a partner and Portfolio Manager at Abingworth LLP. The fees earned by Dr. Ashiya and Dr. Richardson were paid to the investment fund with which each person is affiliated. Dr. Sinclair declined cash fees for the year ended December 31, 2020.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS III DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2021. Deloitte & Touche LLP audited our financial statements for the fiscal years ended December 31, 2020 and 2019. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2020 and 2019.

Principal Accountant Fees and Services

Fees Billed to Sierra Oncology	Fiscal Year 2020	Fiscal Year 2019
Audit fees(1)	$353,105	$429,105
Audit-related fees(2)	—	—
Tax fees(3)	270,498	188,364
All other fees(4)	1,895	1,895

Total fees	$625,498	$619,364

(1)

“Audit fees” include fees for professional services provided by Deloitte & Touche LLP in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements.

(2)

“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal years 2020 and 2019 consolidated financial statements.

(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits. The Audit Committee approved all “Tax fees.”

(4)

“All other fees” include fees for products and services, including subscription for online technical accounting resources provided by Deloitte & Touche LLP. The Audit Committee approved all “All other fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements as of and for the year ended December 31, 2020. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2020 be included in our annual report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Jeffrey H. Cooper, Chair

Gaurav Aggarwal

Robert Pelzer

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECTUIVE OFFICER COMPENSATION

Our Board of Directors is committed to excellence in governance. As part of this commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing our stockholders with an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers.

As described below under “Executive Compensation” we have developed a compensation program that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of executive officers with the interests of the Company’s stockholders. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.

We are asking for stockholder approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, which include the disclosures in the “Executive Compensation” section, the compensation tables and the narrative discussion following the compensation tables in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. For the reasons discussed above, our Board of Directors unanimously recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other compensation related tables and disclosure.”

As this vote is advisory, it will not be binding upon our Board of Directors or the Compensation Committee and neither our Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPORVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES

ON NAMED EXECUTIVE OFFICER COMPENSATION

As part of our Board of Director’s commitment to excellence in corporate governance, and as required by the Section 14A(a)(2) of the Exchange Act, our Board of Directors is providing our stockholders with an opportunity to cast a non-binding advisory vote on how frequently they would like to vote on future advisory resolutions to approve the compensation of our named executive officers.

Consistent with our compensation philosophy, our executive compensation program promotes both short-term and long-term incentives, especially given the long timelines and risks inherent in our business of pharmaceutical research and development.

After careful consideration, our Board of Directors has determined that holding a vote on an advisory resolution to approve the compensation of our named executive officers Every One (1) year is in the best interest of our stockholders. For the reasons below, the Board of Directors believes that, of the three choices, submitting a non-binding, advisory say-on-pay resolution to stockholders every year is the most appropriate choice. We believe that say-on-pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program and accordingly the Board of Directors recommends that this vote be held every year. It should be noted, however, that stockholders are not voting to approve or disapprove the Board of Director’s recommendation on this matter. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

For the reasons discussed above, our Board of Directors recommends that stockholders vote to hold the advisory vote on named executive officer compensation Every One (1) year. Stockholders are not voting, however, to approve or disapprove of this particular recommendation. The proxy card provides for four choices and stockholders are entitled to vote on whether the advisory vote on named executive officer compensation should be held every one, two, or three years, or to abstain from voting.

As this vote is advisory, it will not be binding upon our Board of Directors and our Board of Directors may decide that it is in the best interest of our stockholders to hold an advisory vote on named executive officer compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. However, our Board of Directors will carefully consider the outcome of this vote when considering the frequency of future advisory votes on named executive officer compensation.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HOLDING THE ADVISORY VOTE ON FUTURE NAMED EXECUTIVE OFFICER COMPENSATION “EVERY ONE (1) YEAR.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 12,349,961 shares of our common stock outstanding on March 31, 2021. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2021 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Sierra Oncology, Inc., 1820 Gateway Drive, Suite 110, San Mateo, CA 94404.

Name of Beneficial Owner	Beneficial Ownership
	Number	Percent
5% Stockholders:
Entities affiliated with Vivo Capital, LLC (1)	1,917,074	15.52%
Entities affiliated with Longitude Capital (2)	1,477,320	11.96%
Entities affiliated with OrbiMed Advisors LLC (3)	1,477,320	11.96%
Entities affiliated with Abingworth Bioventures VII, LP (4)	1,274,009	9.99%
Gilead Sciences, Inc. (5)	1,290,196	9.99%
Entities affiliated with Caxton Corporation (6)	1,299,222	9.99%
Entities affiliated with Rock Springs Capital Management, LP (7).	1,016,358	8.23%
Entities affiliated with Adage Capital Partners, LP (8)	794,140	6.43%
Entities affiliated with New Leaf Ventures II, LP (9)	787,413	6.19%
Entities affiliated with VR Adviser, LLC (10).	654,852	5.04%

Directors and Named Executive Officers:
Stephen G. Dilly	—	—
Barbara Klencke (11)	100,847	*
Mark Kowalski (12)	37,094	*
Robert Pelzer (12)	18,937	*
Gaurav Aggarwal (13)	1,463,377	11.84%
Andrew Allen (14)	15,303	*
Mona Ashiya (15)	1,485,121	12.02%
Craig Collard (12)	10,000	*
Jeffrey H. Cooper (12)	20,497	*
Josh Richardson (16)	1,485,121	12.02%
Andrew Sinclair (17)	878,926	7.11%
All executive officers and directors as a group (15 persons) (18)	5,562,340	44.10%

*	Represents beneficial ownership of less than one percent.

(1)

Based solely on a Schedule 13G/A filed on February 13, 2020, these shares represent (i) 136,715 shares of common stock held by Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P., (ii) 324,783 shares of common stock held by Vivo Capital Fund IX, L.P. and (iii) 1,455,576 shares of common stock held by Vivo Opportunity Fund, L.P. Vivo Ventures VII, LLC is the general partner of Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. The voting members of Vivo Ventures VII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. The voting members of Vivo Capital IX, LLC are Frank Kung, Edgar Engleman, Albert Cha, Shan Fu and Chen Yu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Excludes shares underlying Series A and Series B warrants, as the exercise of each is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(2)

Based solely on a Schedule 13D/A filed on February 10, 2020, these shares represent 1,477,320 shares of common stock held by Longitude Venture Partners III, L.P. (“LVP III”). Longitude Capital Partners III, LLC (“LCP III”) is the general partner of LVP III and may be deemed to have voting, investment and dispositive power with respect to such securities. Patrick G. Enright, Juliet Tammenoms Bakker and Joshua Richardson are each members of LCP III and may be deemed to share voting, investment and dispositive power over such securities. Patrick G. Enright and Juliet Tammenoms Bakker are the managing members of LCP III. Each of LCP III, Patrick G. Enright, Juliet Tammenoms Bakker and Joshua Richardson disclaim beneficial ownership over such securities except to the extent of their respective pecuniary interest therein. Excludes shares underlying Series A and Series B warrants, as the exercise of each is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(3)

Based on a Schedule 13D filed on November 27, 2019 and a Form 4 filed on January 31, 2020, these shares represent (i) 1,136,400 shares of common stock issued upon the conversion of 15,000 shares of Series A convertible voting preferred stock held by OrbiMed Private Investments VII, L.P. (“OPI VII”), (ii) 170,460 shares of common stock issued upon the conversion of 2,250 shares of Series A convertible voting preferred stock held by OrbiMed Genesis Master Fund, L.P. (“Genesis”), and (iii) 170,460 shares of common stock issued upon the conversion of 2,250 shares of Series A convertible voting preferred stock held by OrbiMed Partners Master Fund Limited (“OPM”). OrbiMed Capital GP VII LLC (“GP VII”) is the general partner of OPI VII. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VII. OrbiMed Global Healthcare GP LLC (“Healthcare GP”) is the general partner of Genesis and OrbiMed Advisors is the managing member of Healthcare GP. OrbiMed Capital LLC (“OrbiMed Capital”) is the sole holder of manager shares and sole voting member of OPM and OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Advisors and OrbiMed Capital exercise investment and voting power through a management committee comprised of Carl Gordon, Sven H. Borho, and Jonathan T. Silverstein. By virtue of such relationships, (a) GP VII and OrbiMed Advisors may be deemed to have voting and investment power with respect to the securities held by OPI VII and as a result may be deemed to have beneficial ownership of such securities, (b) Healthcare GP and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by Genesis and as a result, may be deemed to have beneficial ownership over such securities, and (c) OrbiMed Capital may be deemed to have voting power and investment power over the securities held by OPM and as a result, may be deemed to have beneficial ownership over such securities. Each of GP VII, Healthcare GP, OrbiMed Advisors, OrbiMed Capital, Mona Ashiya Messrs. Borho, Silverstein, and Gordon disclaims beneficial ownership of the shares held by OPI VII, Genesis, and OPM, as applicable, except to the extent of its, his or her pecuniary interest therein, if any. The address of the entities affiliated with OrbiMed Advisors is 601 Lexington Avenue, 54th Floor, New York, New York 10022. Excludes shares underlying Series A and Series B warrants, as the exercise of each is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(4)

Based on a Schedule 13D filed on February 10, 2020 and Form 13F-HR filed on March 1, 2021 by Abingworth LLP, on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020 and on corporate records. Securities are held by Abingworth Bioventures VII, LP (“ABV VII”). Represents (i) 871,125 shares of common stock, (ii) 7,801 shares underlying options, held by Dr. Sinclair, a member of our Board of Directors and a Partner of Abingworth, to purchase common stock that are exercisable with 60 days of March 31, 2021, and (iii) 395,083 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants, representing the underlying common shares up to the amount subject to a beneficial ownership limitation of 9.99%. Abingworth Bioventures VII GP LP, a Scottish limited partnership, serves as the general partner of ABV VII. Abingworth General Partner VII LLP, an English limited liability partnership (together with Abingworth Bioventures VII GP LP, the “General Partners”), serves as the general partner of Abingworth Bioventures VII GP LP. ABV VII (acting by its general partner Abingworth Bioventures VII GP LP, acting by its general partner Abingworth General Partner VII LLP) has delegated to Abingworth LLP all investment and dispositive power over the securities held by ABV VII. An investment committee of Abingworth LLP approves investment and voting decisions by a majority vote, and no individual member has the sole control or voting power over the securities held by ABV VII. The address of Abingworth Bioventures VII, LP is 38 Jermyn Street, London, United Kingdom, SW1Y6DN. Excludes a portion of shares underlying Series A and Series B warrants, as the exercise of each warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(5)

Based on a Schedule 13G filed on February 10, 2020 by Gilead Sciences, Inc (Gilead) and corporate records. Securities are held by Gilead. Represents (i) 725,283 shares of common stock and (ii) 564,913 shares of common stock issuable upon the exercise of a warrant, representing the underlying common shares up to the amount subject to a beneficial ownership limitation of 9.99%. The address of Gilead is 333 Lakeside Drive, Foster City, California 94404. Excludes a portion of shares underlying a warrant, as the exercise of the warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(6)

Based on a Schedule 13G filed on February 3, 2020 and on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020. Represents (i) 643,959 shares of common stock and (ii) 655,263 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants, representing the underlying common shares up to the amount subject to a beneficial ownership limitation of 9.99%. The securities are held by CDK Associates, LLC and another entity for which Caxton Corporation is deemed to have beneficial ownership. Bruce S. Kovner, the Chairman and sole shareholder of Caxton Corporation, may be deemed to have voting and investment power with respect to these shares. The address of Caxton Corporation is 731 Alexander Road, Bldg. 2, Suite 500, Princeton, New Jersey 08540. Excludes a portion of shares underlying Series A and Series B warrants, as the exercise of each warrant is subject to a beneficial ownership limitation of 9.99% of the Company’s outstanding shares of common stock.

(7)

Based on the Schedule 13G/A filed on February 16, 2021 by Rock Spring Capital Management LP (“RSCM”) and corporate records. Represents (i) 550,000 shares of common stock owned by Rock Springs Capital Master Fund LP (the “Master Fund”) as of December 31, 2020, (ii) 17,358 shares of common stock owned by Four Pines Master Fund LP (“Four Pines”) as of December 31, 2020, and (iii) 449,000 shares of common stock acquired by Rock Springs through the Company’s At-The-Market (ATM) program. RSCM serves as the investment manager to each of the Master Fund and Four Pines. Rock Springs Capital LLC serves as the general partner of RSCM. The address of Rock Springs Capital Management LP is 650 South Exeter St., Suite 1070, Baltimore, MD 21202.

(8)

Based on the Schedule 13G filed on April 1, 2021 by Adage Capital Partners, LP (ACP), reflecting ownership as of March 22, 2021. Represents 794,140 shares of common stock owned by ACP. Adage Capital Partners GP (ACPGP), LLC is the general partner of ACP. Adage Capital Advisors, LLC (ACA) is the managing member of ACPGP and a general partner of ACP. Robert Atchinson and Phillip Gross are managing members of ACA and ACPGP and a general partners of ACP. The address of Adage Capital Partners is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(9)

Based on the Schedule 13G/A filed on February 13, 2020, reflecting ownership as of December 31, 2019 and on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020. Represents (i) 409,611 shares of common stock, which includes 284,100 shares of common stock issued upon the conversion of Series A convertible preferred stock and (ii) 377,802 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants. New Leaf Biopharma Opportunities I, L.P. (“Biopharma I”) is the holder of 125,511 shares of common stock. As the sole general partner of Biopharma I, New Leaf BPO Associates I, L.P. (“BPO Associates”) may be deemed to own beneficially the shares held by Biopharma I. As the sole general partner of BPO Associates and ultimate generate partner of Biopharma I, New Leaf Venture Management III, L.L.C. (“NLV Management III”) may be deemed to own beneficially the shares held by Biopharma I. As the individual managers of NLV Management III, each of Vijay Lathi, Ronald Hunt and Liam Ratcliffe (collectively, the “Managing Directors”) also may be deemed to own beneficially the shares held by Biopharma I. New Leaf Ventures IV, L.P. (“NLV IV”) is the record owner of 284,100 shares are common stock, 284,062 shares of common stock issuable upon the exercise of Series A Warrants, exercisable within 60 days of the date hereof and 93,740 shares of common stock issuable upon the exercise of Series B Warrants, exercisable within 60 days of the date hereof (collectively, the “NLV IV Securities”). As the sole general partner of NLV IV, New Leaf Venture Associates IV, L.P. (“NLV Associates IV”) may be deemed to own beneficially the NLV IV Securities. As the sole general partner of NLV Associates IV and ultimate generate partner of NLV IV, NLV Management IV may be deemed to own beneficially the NLV IV Securities. As the individual managers of NLV Management IV, each of the Managing Directors also may be deemed to own beneficially the NLV IV Securities. Each reporting person disclaims beneficial ownership of such securities except for the shares, if any, such reporting person holds of record or to the extent of their pecuniary interest therein, if any. The address of Biopharma I is New Leaf Venture Partners, Times Square Tower, 7 Times Square, Suite 3502, New York, New York 10036.

(10)

Based on a Schedule 13G filed on November 25, 2019, Form 13F-HR filed on February 12, 2021 and on the information obtained from the conversion of the Company’s preferred stock to common stock in January 2020. Represents 654,852 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants. The securities are held by Venrock Healthcare Capital Partners II, L.P., VHCP Co-Investment Holdings II, Venrock Healthcare Capital Partners III, L.P. and VHCP Co-Investment Holdings III, LLC. VHCP Management II, LLC is the general partner of Venrock Healthcare Capital Partners II, L.P. and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. Messrs. Shah and Koh are the voting members of VHCP Management II, LLC and VHCP Management III, LLC. The address of the entities affiliated with VR Adviser, LLC is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(11)

Represents (i) 10,000 shares of common stock, (ii) 5,000 shares of common stock held by Dr. Klencke’s spouse, and (iii) 85,847 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.

(12)	Represents shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.
(13)

Represents (i) 1,455,576 shares of common stock held by Vivo Opportunity Fund, LP and 7,801 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021. Dr. Aggarwal is a managing member of Vivo Opportunity, LLC, which is the general partner of Vivo Opportunity Fund, L.P. Dr. Aggarwal may be deemed to share voting and dispositive power over the securities held by Vivo Opportunity Fund, L.P. with four other managing members of Vivo Opportunity, LLC. Dr. Aggarwal disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein.

(14)	Represents (i) 1,650 shares of common stock and (ii) 13,653 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.

(15)

Represents (i) 1,477,320 shares of common stock held by the entities affiliated with OrbiMed Advisors LLC as described in footnote 3 above and (ii) 7,801 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021. Dr. Ashiya is an employee of OrbiMed Advisors and is obligated to transfer any shares issued pursuant to any equity grants made to her by us, or the economic benefits thereof, to OrbiMed Advisors and certain of its related entities. As such, Dr. Ashiya disclaims beneficial ownership of the securities reported herein for purposes of Rule 16a-1(a) under the Exchange Act, except to the extent of her pecuniary interest therein, if any.

(16)

Represents (i) 1,477,320 shares of common stock held by the entities affiliated with LVP III as described in footnote 2 above and (ii) 7,801 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021. By virtue of the relationships described in footnote 2 above, Dr. Richardson may be deemed to share voting, investment and dispositive power over such securities. Dr. Richardson disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein.

(17)

Represents (i) 871,125 shares of common stock held by ABV VII and (ii) 7,801 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021. By virtue of the relationships described in footnote 4 above, Dr. Sinclair may be deemed to share beneficial ownership in the shares held by ABV VII. Dr. Sinclair disclaims beneficial ownership of the shares referred to in footnote 4 above except to the extent of his pecuniary interest therein.

(18)	Represents (i) 5,297,991 shares of common stock and (ii) 264,349 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2021:

Name	Age	Position(s)
Stephen G. Dilly, M.B.B.S., Ph.D.	61	President, Chief Executive Officer and Director
Sukhi Jagpal, C.P.A., M.B.A.	47	Chief Financial Officer
Barbara Klencke, M.D.	63	Chief Development Officer
Mark Kowalski, M.D., Ph.D.	66	Chief Medical Officer
Kevin Norrett, M.S., M.B.A.	48	Chief Business Officer
Christina Thomson, M.S., J.D.	50	General Counsel and Corporate Secretary
William D. Turner	55	Chief Regulatory and Technical Operations Officer

Stephen G. Dilly, M.B.B.S., Ph.D., has served as our President and Chief Executive Officer and as a member of our Board of Directors since June 2020. Dr. Dilly’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class III Directors – Continuing Directors.”

Sukhi Jagpal, C.P.A., M.B.A., has served as our Chief Financial Officer since February 2015. Previously, Mr. Jagpal served as the Chief Financial Officer of QLT Inc., a biotechnology company, from July 2012 to February 2015, where he also served as the Senior Director, Finance and Corporate Controller from January 2011 to June 2012. Mr. Jagpal has also held senior finance positions with Pivotal Corporation, 360networks Inc. and KPMG LLP. Mr. Jagpal is a Chartered Professional Accountant, a Chartered Business Valuator and holds an M.B.A. from Cornell University – S.C. Johnson Graduate School of Management and an M.B.A. from Queens University.

Barbara Klencke, M.D., has served as our Chief Development Officer since June 2015. Previously, Dr. Klencke served as the Senior Vice President, Development at Onyx Pharmaceuticals, a biopharmaceutical company and a subsidiary of Amgen Inc., from January 2011 to June 2015, and as the Group Medical Director in Product Development, Oncology at Genentech, Inc., a biotechnology company, from July 2003 to January 2011. Prior to that, Dr. Klencke served as the Medical Director at Chiron Corporation, a biotechnology company later acquired by Novartis International AG, and as an assistant professor of medicine at the University of California, San Francisco Medical Center. Dr. Klencke served on the Board of Directors of Lexent Bio from 2017 until its acquisition by Foundation Medicine in mid-2020. Dr. Klencke holds a B.S. from Indiana University and an M.D. from the University of California, Davis.

Mark Kowalski, M.D., Ph.D., has served as our Chief Medical Officer since January 2017. Previously, Dr. Kowalski served as the Chief Medical Officer and Senior Vice President at Arbutus Biopharma (formerly Tekmira Pharmaceuticals), a biotechnology company, from August 2013 to September 2016. Prior to that, Dr. Kowalski worked at Gilead Sciences, Inc. from February to August 2013 following Gilead’s acquisition of YM BioSciences Inc., at which Dr. Kowalski had been Chief Medical Officer and Vice President of Regulatory Affairs from November 2010. Dr. Kowalski previously held the position of Chief Medical Officer of Viventia Biotech, a privately-held biotechnology company, which sought protection from creditors under the Companies’ Creditors Arrangement Act in April 2008 in Ontario, Canada. Dr. Kowalski holds a B.A. from Rutgers University and an M.D. and Ph.D. from the University of Kansas School of Medicine.

Kevin Norrett, M.B.A., has served as our Chief Business Officer since August 2020. He previously served as Chief Commercial Officer at Angion Biomedica Corp., a clinical stage biopharmaceutical company, since July 2019. Prior to Angion, Mr. Norrett held roles of increasing responsibility at Aimmune Therapeutics, Inc., a biopharmaceutical company, between January 2017 and July 2019, most recently serving as Vice President, Marketing, Market Access & Commercial Operations from May 2019 until July 2019. Prior to that, Mr. Norrett was Vice President of Market Access & Commercial Development at ZS Pharma, Inc., a biopharmaceutical company, from October 2014 until January 2017. Mr. Norrett holds a B.S. in Biological Sciences from the

University of California, Davis, an M.S. in Biochemistry and Molecular Biology from the University of California, Los Angeles and an MBA from the University of California, Berkeley – Walter A. Haas School of Business.

Christina Thomson, M.S., J.D., has served as our General Counsel since July 2020. She served as General Counsel at Athira Pharma, Inc., a pharmaceutical company, from February 2019 to July 2020. Prior to Athira, Ms. Thomson served as the General Counsel and Secretary of the Infectious Disease Research Institute from September 2017 to December 2018. Ms. Thomson has served as the principal attorney and founder of Thomson Law PLLC since July 2013. Prior to this, Ms. Thomson served as the General Counsel and Corporate Secretary of APT Pharmaceuticals, Inc., a pharmaceutical company, from May 2009 to January 2012. Ms. Thomson received her bachelor’s degree in 1994 from the University of Utah, her master’s degree in Biology from the University of Utah and her J.D. from the University of Utah J. Quinney College of Law.

William D. Turner has served as our Chief Regulatory and Technical Operations Officer since August 2020. He previously served as Principal Consultant for BiopharmBridge, LLC since April 2020 and prior to that held roles of increasing responsibility at Aimmune Therapeutics, Inc., a biopharmaceutical company, between January 2016 and April 2020, most recently serving as Senior Vice President of Technical Operations and Regulatory Science from July 2018 until April 2020. From July 2013 to January 2016, Mr. Turner served as Principal Consultant at Turner Regulatory Solutions, LLC. Mr. Turner holds a B.S. in Medical Microbiology with a minor in Chemistry from California State University at Long Beach.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no familial relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2020 and 2019. These executive officers, who include our principal executive officer effective June 1, 2020, our principal executive officer until May 22, 2020, and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2020, were:

•	Dr. Stephen G. Dilly, President, Chief Executive Officer and Director;

•	Dr. Nick Glover, Former President and Chief Executive Officer;

•	Dr. Barbara Klencke, Chief Development Officer; and

•	Dr. Mark Kowalski, Chief Medical Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table for Fiscal Years 2019 and 2020

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2020 and 2019. Dr. Dilly became our President and Chief Executive Officer on June 1, 2020. The salary for Dr. Dilly reflects the portion of the year he served us in the capacity as an officer from the time his employment became effective. Dr. Dilly was not a named executive officer during the year ended December 31, 2019 and therefore his compensation for such year is not presented in the table below.

Name and Principal Position	Year	Salary		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation		Total
Stephen G. Dilly	2020	$350,000		$7,642,630	$175,000		$4,045		$8,171,675
President and Chief Executive Officer
Nick Glover	2020	905,148	(3)	3,524,091	—		17,019	(4)	4,446,258
Former President and Chief Executive Officer	2019	607,754	(5)	904,459	346,420	(5)	59,770	(6)	1,918,403
Barbara Klencke	2020	500,735		2,076,520	200,294		5,218		2,782,767
Chief Development Officer	2019	486,150		297,710	184,737		2,800		971,397
Mark Kowalski	2020	445,578		1,393,652	178,231		5,218		2,022,679
Chief Medical Officer	2019	432,600		297,713	164,388		2,800		897,501

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers during the years ended December 31, 2020 and 2019 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

(2)	The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2020 and 2019 corporate objectives. See “2020 Bonuses” below.
(3)

Amount represents $246,783 of base salary, and also includes $379,203 of severance, $26,483 for accrued vacation and $3,574 of cash for benefits paid to Dr. Glover in 2020 per the terms of his Separation Agreement, and $246,783 of severance and $2,322 of cash for benefits to be paid in 2021 per terms of his

Separation Agreement. All of Dr. Glover’s 2020 base salary and payments associated with severance was paid in Canadian dollars. The dollar amount in the table above reflects the U.S. dollar equivalent of the amount paid to Dr. Glover. The amount of base salary was converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 5 months ended May 31, 2020 as quoted by the Bank of Canada. Applying this formula to 5-month period ended May 31, 2020, Canadian $1.00 was equal to US$0.7505. The amount of severance and associated payments was converted to U.S. dollars from Canadian dollars using an exchange rate of Canadian $1.00 equal to US$0.7435 per the terms of Dr. Glover’s Separation Agreement.
(4)

Amount represents a $8,493 premium for long-term disability insurance paid on behalf of Dr. Glover, $5,457 of fees paid for services related to Dr. Glover’s personal income tax return filing, a $2,729 employer contribution into Dr. Glover’s Registered Retirement Savings Plan and $340 of life insurance premiums. These amounts represent the U.S. dollar equivalent of the amounts paid on behalf of Dr. Glover. The amounts were converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 5 months ended May 31, 2020 as quoted by the Bank of Canada. Applying this formula to the 5-month period ended May 31, 2020, Canadian $1.00 was equal to US$0.7505.

(5)

All of Dr. Glover’s 2019 base salary and bonus was paid in Canadian dollars. The dollar amount in the table above reflects the U.S. dollar equivalent of the amount paid to Dr. Glover. The amount was converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2019 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2019, Canadian $1.00 was equal to US$0.7536.

(6)

Amount represents $31,262 of fees paid pertaining to security for Dr. Glover, a $15,366 premium for long-term disability insurance paid on behalf of Dr. Glover, a $6,078 employer contribution into Dr. Glover’s Registered Retirement Savings Plan and $7,064 of fees paid for services related to Dr. Glover’s personal income tax return filing. These amounts represent the U.S. dollar equivalent of the amounts paid on behalf of Dr. Glover. The amounts were converted to U.S. dollars from Canadian dollars using the average of the monthly closing exchange rates for each of the preceding quarters of the 12 months ended December 31, 2018 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2019, Canadian $1.00 was equal to US$0.7536.

2020 Equity Awards

The following table presents stock options to purchase shares of our common stock, granted to each of our named executive officers during 2020, awarded by our Compensation Committee, in its discretion.

Name	Grant Date		Number of Securities Underlying Option Granted	Option Exercise Price
Stephen G. Dilly	6/1/2020	(1)	520,000	$14.03
	8/12/2020	(2)	260,000	12.15
Nick Glover	2/25/2020	(3)	359,158	13.31
Barbara Klencke	2/25/2020	(4)	167,091	13.31
	8/12/2020	(2)	49,000	12.15
Mark Kowalski	2/25/2020	(4)	75,030	13.31
	8/12/2020	(2)	49,000	12.15
	8/12/2020	(5)	24,970	12.15

(1)	Vests as to 25% of the total shares on June 1, 2021, and then the remaining shares vest in equal monthly installments over the following 36 months.
(2)

Vesting achieved based upon satisfaction of performance-based conditions and to continued service to us through the date the applicable performance-based conditions are achieved. In the event of a change in control, the unvested portion of the option converts to time-based vesting.

(3)

Original terms with 25% of the total shares vesting on February 25, 2021, and then the remaining shares vesting in equal monthly installments over the following 36 months. These vesting terms were amended under the terms of the Separation Agreement, as described below.

(4)	Vests as to 25% of the total shares on February 25, 2021, and then the remaining shares vest in equal monthly installments over the following 36 months.
(5)	Vests as to 25% of the total shares on August 10, 2021, and then the remaining shares vest in equal monthly installments over the following 36 months.

2020 Bonuses

In 2020, bonuses for our named executive officers were based on the achievement of certain corporate objectives, including the achievement of clinical development, corporate development, financial and other business milestones1. In February 2021, our Compensation Committee determined that 100% of these corporate objectives were achieved, and therefore awarded each named executive officer 100% of their target bonus. For 2020, Dr. Dilly’s target bonus was equal to 50% of his annual base salary pro-rated from his start date of June 1, 2020 of $350,000, Dr. Klencke’s target bonus was equal to 40% of her annual base salary of $500,735 and Dr. Kowalski’s target bonus was equal to 40% of his annual base salary of $445,578. Accordingly, Dr. Dilly was awarded $175,000, Dr. Klencke was awarded $200,294 and Dr. Kowalski was awarded $178,231.

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2020.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Stephen G. Dilly	6/1/2020	(1)(3)	—	520,000	$14.03	6/1/2030
	8/12/2020	(1)(4)	—	260,000	12.15	8/12/2030
Nick Glover	7/14/2014	(2)(5)	21,605	—	38.76	(20)
	7/14/2014	(2)(6)	5,432	—	38.76	(20)
	6/11/2015	(2)(7)	671	—	268.20	(20)
	3/8/2016	(1)(8)	4,031	—	263.20	(20)
	9/30/2016	(1)(9)	12,500	—	72.80	(20)
	3/6/2017	(1)(10)	4,875	—	58.00	(20)
	3/6/2018	(1)(11)	13,776	—	94.40	(20)
	3/4/2019	(1)(12)	11,079	—	78.40	(20)
	2/25/2020	(1)(13)	164,614	—	13.31	(20)
Barbara Klencke	6/11/2015	(2)(7)	11,744	—	268.20	6/11/2025
	3/8/2016	(1)(8)	2,061	—	263.20	3/8/2026
	9/30/2016	(1)(9)	11,399	—	72.80	9/30/2026
	3/6/2017	(1)(14)	1,713	36	58.00	3/6/2027
	3/6/2018	(1)(15)	3,289	1,219	94.40	3/6/2028
	3/4/2019	(1)(16)	2,399	2,600	78.40	3/4/2029
	2/25/2020	(1)(17)	—	167,091	13.31	2/25/2030
	8/12/2020	(1)(4)	—	49,000	12.15	8/12/2030
Mark Kowalski	1/3/2017	(1)(18)	7,343	156	61.60	1/3/2027
	3/6/2018	(1)(15)	2,825	1,049	94.40	3/6/2028
	3/4/2019	(1)(16)	2,398	2,601	78.40	3/4/2029
	2/25/2020	(1)(17)	—	75,030	13.31	2/25/2030
	8/12/2020	(1)(4)	—	49,000	12.15	8/12/2030
	8/12/2020	(1)(19)	—	24,970	12.15	8/12/2030

(1)	Equity award was granted under our 2015 Equity Incentive Plan.
(2)	Equity award was granted under our 2008 Stock Plan.
(3)	25% vest on June 1, 2021, and the remaining 75% vest in equal monthly installments thereafter.
(4)	Vests upon performance-based conditions, as described above.
(5)	25% vested on July 14, 2015 and the remaining 75% vested in 36 equal monthly installments thereafter.
(6)	Vested in 48 equal monthly installments beginning on July 21, 2015.
(7)	25% vested on June 11, 2016 and the remaining 75% vested in 36 equal monthly installments thereafter.
(8)	25% vested on January 1, 2017 and the remaining 75% vested in 36 equal monthly installments thereafter.
(9)	Vested in 36 equal monthly installments beginning on October 30, 2016.
(10)	4,067 shares were vested at separation of employment and 808 shares accelerated vesting per terms of Separation Agreement.
(11)	8,209 shares were vested at separation of employment, 5,567 shares accelerated vesting per terms of Separation Agreement and 293 shares were cancelled.
(12)	5,065 shares were vested at separation of employment, 6,014 shares accelerated vesting per terms of Separation Agreement and 4,108 shares were cancelled.
(13)	164,614 shares accelerated vesting per terms of Separation Agreement and 194,544 shares were cancelled.
(14)	25% vested on January 1, 2018 and the remaining 75% vested in 36 equal monthly installments thereafter.
(15)	25% vested on January 1, 2019 and the remaining 75% vests in 36 equal monthly installments thereafter.
(16)	25% vested on January 1, 2020 and the remaining 75% vests in 36 equal monthly installments thereafter.
(17)	25% vests on February 25, 2021 and the remaining 75% vests in 36 equal monthly installments thereafter.
(18)	25% vested on January 3, 2018 and the remaining 75% vests in 36 equal monthly installments thereafter.
(19)	25% vests on August 10, 2021 and the remaining 75% vests in 36 equal monthly installments thereafter.
(20)	Expiration extended to 75 days following the Company’s announcement of top-line data results from MOMENTUM clinical trial per Separation Agreement.

Employment Agreements and Separation Agreements

Employment Agreement with Dr. Dilly

Pursuant to the employment agreement we entered into with Dr. Dilly, if he is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), and such termination does not occur within the 12-month period following a change of control, then, subject to his execution and non-revocation of a release of claims, he will be entitled to receive (i) a lump sum payment equal to his base salary for 12 months (the “Dilly Severance Period”) as in effect as of the employment termination date (ii) cash consideration in the form of monthly payments equal to his monthly cost to maintain his health plan coverage at the same level in effect as of his employment termination date for a period of up to 12 months following the termination date, and (iii) accelerated vesting of any unvested time-based stock awards that would otherwise vest within 12 months of the termination date.

If Dr. Dilly is terminated without cause or resigns for good reason within 12 months following a change of control, then, subject to his execution and non-revocation of a release of claims, the Dilly Severance Period will be increased to 18 months and he will be entitled to receive (i) a lump sum payment equal to his base salary for the increased Dilly Severance Period, except that his annual “base salary” for purposes of this calculation will be deemed to equal the sum of (A) his base salary as in effect as of the employment termination date and (B) the average of his actual annual bonuses paid for the last two fiscal years prior to the date of termination (or, if employed for only the most recently completed fiscal year or less, the amount set forth in the employment agreement), (ii) cash consideration in the form of monthly payments equal to his monthly cost to maintain his health plan coverage at the same level in effect as of his employment termination date, for a period of up to 18 months following the termination date, and (c) full vesting of all outstanding equity or equity-based awards on the termination date; provided however that any equity or equity-based awards that vest based on the achievement of performance criteria will vest in accordance with the change of control provisions in the award agreements applicable to such equity or equity-based awards and, if there are no such change of control provisions in the applicable award agreements, such equity and equity-based awards will fully vest on the termination date. Further, upon the consummation of a change in control, the option granted to Dr. Dilly on June 1, 2020, the time-based portion of the performance-based option granted to him on August 12, 2020 and any subsequently granted outstanding equity awards then held by Dr. Dilly will accelerate in full.

Separation Agreement with Dr. Glover

Dr. Glover resignation from his employment with the Company was effective on May 22, 2020 (the “Separation Date”). The Company entered into a Separation Agreement with Dr. Glover effective on May 28, 2020 that provides for severance pay in accordance with his employment agreement with the Company in the form of (i) continuation of 12 months of his current base salary to be paid on the Company’s normal payroll schedule and (ii) an amount equal to the Company’s cost of his group health plan coverage through the earlier of the end of the 12 month severance period or the date he becomes eligible for group health coverage through a new employer.

In addition, pursuant to the Separation Agreement, Dr. Glover’s unvested options as of the Separation Date (the “Unvested Options”) which, but for the termination of his employment, would have vested during the period commencing on the Separation Date and ending on the one-year anniversary date of the Separation Date (the “Termination Options”), accelerated and vested as at the Separation Date. The vesting date of all Unvested Options other than the Termination Options accelerated by one year from their original vesting date and continued to vest through December 31, 2020, the period during which Dr. Glover provided consulting services. All Unvested Options that remained unvested following the termination of the consulting services on December 31, 2020 were cancelled. Furthermore, Dr. Glover received an extension of the expiration date of his outstanding stock options, including the Termination Options and any options that vested in connection with the foregoing to 75 days following the Company’s announcement, via publicly disseminated press release or a filing with the Securities and Exchange Commission, of the top-line data results from MOMENTUM, its Phase 3 clinical trial of momelotinib for patients with myelofibrosis.

The Separation Agreement included a general release of claims in favor of the Company.

Employment Agreements with Dr. Klencke and Dr. Kowalski

Pursuant to the employment agreements we entered into with our named executive officers, if Dr. Klencke or Dr. Kowalski is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), then, subject to the executive’s execution and non-revocation of a release of claims, he or she will be entitled to receive (i) a continuation of his or her base salary in effect as of the employment termination date for a period of 12 months following the termination date (the “Executive Severance Period”), subject to the required payroll deductions and withholdings and paid on our normal payroll schedule, and (ii) cash consideration in the form of monthly payments equal to the executive’s monthly cost to maintain health plan coverage at the same level in effect as of his or her employment termination date through the earlier of 12 months following the termination date or the date that he or she becomes eligible for group health insurance coverage through a new employer.

If Dr. Klencke or Dr. Kowalski is terminated without cause or resigns for good reason within 12 months following a “change of control” (as defined in the employment agreement and described below), then, subject to the executive’s execution and non-revocation of a release of claims, the Executive Severance Period will be increased to the applicable length of time indicated in the table below, and he or she will be entitled to receive (i) a continuation of his or her base salary for the increased Executive Severance Period, except that his or her annual “base salary” for purposes of this calculation will be deemed to equal the sum of (A) his or her base salary in effect as of the employment termination date and (B) the average of his or her actual annual bonuses paid for the last two years prior to the date of termination (or, if employed for only the most recently completed fiscal year or less, the amount set forth in the employment agreement) and (ii) cash consideration in the form of monthly payments equal to the executive’s monthly cost to maintain health plan coverage at the same level in effect as of his or her employment termination date for a period of up to the expiration of the increased Severance Period. The increased Severance Period is determined based on the executive’s years of service with our company, as set forth below:

Years of Service Completed	Length of Severance Period (in Months)
0	13.5
1	14.4
2	15.3
3	16.2
4	17.1
5	18

Additionally, if Dr. Klencke or Dr. Kowalski is terminated without cause or resigns for good reason within 12 months following a change of control, he or she will be entitled to full vesting of all outstanding equity and equity-based awards, except that any equity and equity-based awards that vest based on the achievement of performance criteria shall vest in accordance with the change of control provisions in the applicable award agreement (or, if no such provisions exist, shall vest in full).

General Severance and Change in Control Benefit Matters

All severance and severance-related acceleration benefits described above are subject to the named executive officer’s execution and non-revocation of a release of claims in favor of us. If the named executive officer’s employment is terminated for cause or voluntarily, then he or she will not receive any payments upon termination. Under the employment agreements, the named executive officers are also subject to covenants regarding confidentiality and prohibition on solicitation of our employees or independent contractors for a period of one year following the termination of employment.

Under the employment agreements, in the event the severance payments and other benefits payable to an executive constitute “parachute payments” under Section 280G of the U.S. Internal Revenue Code and would be subject to the applicable excise tax, then the executive’s severance payments and benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such payments or benefits being subject to the excise tax, whichever results in the receipt by executive on an after-tax basis of the greatest amount of benefits.

Under the employment agreements, “cause” generally means: (i) conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (ii) commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against us that results (or could reasonably be expected to result) in material harm or injury to our business or reputation; (iii) material violation of any contract or agreement between the executive and us, or of any of our policies, or of any statutory duty the executive owes to us, which, with respect to Dr. Dilly, if not remedied within 30 business days of notice of such violation; or (iv) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in, or, for named executive officers other than Dr. Dilly, (could reasonably be expected to have resulted in) material harm to our business or reputation, if not remedied within 30 days of notice2.

Under the employment agreements, “change in control” generally means: (i) a sale, lease, exclusive license or other disposition of all or substantially all of our assets; (ii) our consolidation or merger with or into any other corporation or other entity or person, or any other corporate reorganization, in which our shareholders immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity following the consolidation, merger or reorganization; or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of our then-outstanding voting power is transferred, subject to certain exceptions.

Under the employment agreements, “good reason” generally means resignation of employment within 60 days (90 days for Dr. Dilly) after the occurrence of any of the following events that is not corrected within 30 days after we receive written notice that any of the following events have occurred: (i) without the executive’s written consent, a material diminution of the executive’s duties, position or responsibilities or, with respect to Dr. Dilly, title; (ii) without the executive’s written consent, a reduction in base salary or, with respect to Dr. Dilly, bonus opportunity, as in effect immediately prior to such reduction by more than 10%, unless such reduction is also applicable to all other senior executives (with respect to Dr. Dilly, such reduction to all other senior executives must be of no more than 15% to qualify for this exception); (iii) our material violation of any contract or agreement between the executive and us; or (iv) without the executive’s written consent, any requirement by us that the executive relocates to a work site located more than 50 miles from his or her principal place of employment as of the date of the executive’s employment agreement with us.

Impact of Change in Control under Equity Plans

Our 2015 Equity Incentive Plan (2015 EIP) and our 2018 Equity Inducement Plan (2018 EIP), each provide that in the event of “corporate transaction” as defined under the applicable plan, any or all outstanding awards may be assumed or replaced by the successor corporation, including through the substitution of equity awards or substantially similar consideration. In the event that the successor or acquiring corporation does not assume, convert, replace or substitute awards, then such awards will fully vest (and any applicable rights of repurchase will fully lapse) immediately prior to the corporate transaction, and either the award holder will be notified that such award will become fully exercisable, if applicable, for a specified period prior to the transaction and will then terminate upon the expiration of the specified period of time, or the award will be cancelled upon the occurrence of the corporate transaction in exchange for cash of equivalent value. Similarly, under our 2008 Stock Plan (2008 Plan), in the event of a merger or “change in control,” as defined under the applicable plan, each outstanding award will assumed or substituted by the successor corporation or its parent or subsidiary, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. All awards granted under our 2008 Plan are fully vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2020 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,692,428		$20.27	1,052,296	(1)
Equity compensation plans not approved by security holders	454,500	(2)	12.78	83,000	(3)

Total	4,146,928		$19.45	1,135,296

(1)

Includes 17,500 shares of common stock that remain available for purchase under the 2015 Employee Stock Purchase Plan (2015 ESPP) and 1,034,796 shares of common stock that remain available for grant under our 2015 Equity Incentive Plan (2015 EIP). Additionally, our 2015 EIP provides for automatic increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the 2015 Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, or the number determined by our Board of Directors. Similarly, on January 1 of each calendar year after the ESPP is implemented, which has not yet occurred, the aggregate number of shares of our common stock reserved for issuance under our 2015 ESPP shall be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31.

(2)

Represents the number of underlying shares of common stock associated with the 454,500 stock options granted under our 2018 Equity Inducement Plan (2018 EIP). Our 2018 EIP was adopted in September 2018 without stockholder approval pursuant to Nasdaq Stock Market Rule 5635(c)(4), and was most recently amended in February 2021. Our 2018 EIP provides incentives to persons who have been hired as an employee as a material inducement to such person being hired. Under our 2018 EIP, we may grant such persons options to purchase shares of common stock or restricted stock units. The total number of shares of common stock reserved for grant and issuance pursuant to the 2018 EIP is 537,500 shares. The treatment of awards granted under our 2018 EIP in connection with a corporate transaction is described above.

(3)	Includes 83,000 shares of common stock that remain available for grant under our 2018 EIP.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than as disclosed below, from January 1, 2020 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class III Directors” and “Executive Compensation” above.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of the members of our Board of Directors, and our amended and restated bylaws provide that we will indemnify each of our officers and the members of our Board of Directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when it determines to be appropriate. In addition, we have entered into an indemnification agreement with each of our executive officers and the members of our board of directors requiring us to indemnify them.

Policies and Procedures for Related-Party Transactions

We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an Annual Meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Sierra Oncology, Inc., 1820 Gateway Drive, Suite 110, San Mateo, CA 94404.

To be timely for our Company’s 2022 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 23, 2022 and not later than the close of business on March 25, 2022; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred and fifth (105th) day prior to currently proposed annual meeting and (B) no later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our Annual Meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting of Stockholders must be received by us not later than December 24, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by applicable law and our bylaws.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Sierra Oncology, Inc.

1820 Gateway Drive, Suite 110

San Mateo, CA 94404

Attn: Vice President, Investor Relations

The annual report on Form 10-K is also available at http://investor.sierraoncology.com/financialreporting.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may write our Vice President, Investor Relations at 1820 Gateway Drive, Suite 110, San Mateo, CA 94404, Attn: Vice President, Investor Relations, or investors@sierraoncology.com, or call (415) 732-9828.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Vice President, Investor Relations at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SIERRA ONCOLOGY, INC. 1820 GATEWAY DRIVE, SUITE 110 SAN MATEO, CA 94404 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SRRA2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D35890-P50937 SIERRA ONCOLOGY, INC. For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposal 1: Election of Class III Directors Nominees: 01) Stephen G. Dilly, M.B.B.S., Ph.D. 02) Robert Pelzer 03) Josh Richardson, M.D. The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain The Board of Directors recommends you vote for EVERY ONE YEAR for Proposal 4. Every 3 Years Every 1 Year Every 2 Years Abstain 2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. To approve the advisory resolution on the compensation of our named executive officers. 4. To determine the frequency of future advisory votes on the compensation of our named executive officers. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3 and for EVERY ONE YEAR on Proposal 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D35891-P50937 SIERRA ONCOLOGY, INC. Annual Meeting of Stockholders June 8, 2021 10:00 AM, PT This proxy is solicited by the Board of Directors The stockholders hereby appoint Stephen G. Dilly, Sukhi Jagpal and Christina Thomson, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIERRA ONCOLOGY, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time on June 8, 2021, online at www.virtualshareholdermeeting.com/SRRA2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side